Exhibit 28(j)(6) under Form N-1A
Exhibit 23 under Item 601/Reg. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in each Prospectus and under the caption “Independent Registered Public Accounting Firm” in each Statement of Additional Information for Federated Automated Government Cash Reserves (formerly Automated Government Cash Reserves) and Federated U.S. Treasury Cash Reserves (formerly U.S. Treasury Cash Reserves) in Post-Effective Amendment Number 111 to the Registration Statement (Form N-1A, No. 33-31602) of Money Market Obligations Trust, and to the incorporation by reference of our reports, dated June 23, 2010, on Federated Automated Government Cash Reserves and Federated U.S. Treasury Cash Reserves (two of the portfolios constituting Money Market Obligations Trust) included in the Annual Shareholder Reports for the fiscal year ended April 30, 2010.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
June 23, 2010